AMENDMENT NO. 2
AMENDED AND RESTATED PARTICIPATION AGREEMENT
     The Amended and Restated Participation Agreement (the “Agreement”), dated January 31, 2007, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); Invesco Aim Distributors, Inc., a Delaware corporation (“AIM”); and The Prudential Insurance Company of America (“Prudential”), a New Jersey life insurance company, on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,”) and collectively, the “Accounts”)(collectively, the “Parties”), is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
     WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
     Schedules A and B of the Agreement are deleted in their entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

Name:	Peter Davidson	Name:	John M. Zerr

Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper

Name:	Peter Davidson	Name:	John S. Cooper

Title:	Assistant Secretary	Title:	President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts

Attest:	/s/ Candice D. Fallon	By:	/s/ Timothy S. Cronin

Name:	Candice D. Fallon	Name:	Timothy S. Cronin

Title:	Project Manager	Title:	Executive Vice President

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